UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): November 7, 2006




                            JUPITERMEDIA CORPORATION
                            ------------------------
             (Exact name of registrant as specified in its charter)


   Delaware                         000-26393                    06-1542480
   --------                         ---------                    ----------
(State or other                 (Commission File               (IRS Employer
jurisdiction of                      Number)                 Identification No.)
incorporation)


     23 Old Kings Highway South, Darien, CT                      06820
     --------------------------------------                      -----
     (Address of principal executive offices)                 (Zip Code)



     Registrant's telephone number, including area code:    (203) 662-2800
                                                            --------------



                                 Not Applicable
          (Former name or former address, if changed since last report)


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Item 1.01.  Entry into a Material Definitive Agreement.

     On November 7, 2006, Jupitermedia Corporation's Credit Facility was amended to increase the maximum amount of Consolidated Capital Expenditures, as defined, to $3,500,000 for the fiscal year ending December 31, 2006 and to $4,500,000 for the fiscal year ending December 31, 2007. In addition, the amendment also amended the definition of the term "Consolidated EBITDA".

     The description of the Amendment contained herein is qualified in its entirety by reference to the Amendment, a copy of which is filed herewith as
Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

          (a) None.

          (b) None.

          (c) None.

          (d) Exhibits:

          10.1 Amendment No. 2, dated as of November 7, 2006 to the Credit Agreement among Jupitermedia Corporation, a Delaware corporation, the Lenders party thereto, LaSalle Bank National Association, as syndication agent, KeyBank National Association, as documentation agent, and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (as amended, supplemented or otherwise modified from time to time).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                  JUPITERMEDIA CORPORATION


                                                  By: /s/ Christopher S. Cardell
                                                      --------------------------
                                                  Name:   Christopher S. Cardell
                                                  Title:  President & COO


Date:  November 13, 2006

                                  EXHIBIT INDEX


Exhibit:
-------

10.1 Amendment No. 2, dated as of November 7, 2006 to the Credit Agreement among Jupitermedia Corporation, a Delaware corporation, the Lenders party thereto, LaSalle Bank National Association, as syndication agent, KeyBank National Association, as documentation agent, and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (as amended, supplemented or otherwise modified from time to time).